AGREEMENT AND PLAN OF MERGER

Among

Colorado Rare Earths, Inc.,

Seaglass Holding Corp.

And

U. S. Rare Earths, Inc.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of this 18th day of July 2011 by and among Colorado Rare Earths, Inc., a Nevada Corporation (“CRE”); Seaglass Holding Corp., a Nevada corporation and wholly owned subsidiary of CRE (“Seaglass”); and U.S. Rare Earths, Inc., a privately held Delaware corporation (“USRE”).

WHEREAS, CRE desires to acquire USRE by way of a merger transaction whereby USRE will be merged with and into Seaglass and 100% of the issued and outstanding shares of USRE common stock will be exchanged for shares of CRE common stock, whereupon Seaglass will be the surviving corporation as the wholly owned subsidiary of CRE (Seaglass and USRE are collectively referred to herein as the “Constituent Corporations”);

WHEREAS, the Boards of Directors of CRE, Seaglass and USRE, respectively, deem it advisable and in the best interest of each entity and their respective stockholders, that USRE merges with and into Seaglass pursuant to those terms and conditions set forth in this Agreement and the Certificate of Merger to be filed with the States of Nevada and Delaware, pursuant to applicable provisions of law (such transaction is hereafter referred to as the “Merger”); and

WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

NOW THEREFORE, in consideration of the premises, mutual covenants set out herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION  1                           Acquisition of USRE.  The parties to this Agreement do hereby agree that at the Closing and Effective time of the Merger (the terms “Closing” and “Effective Time of the Merger” are defined in Section 6 hereof), USRE will merge with and into Seaglass premised upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (the “DGCL”).  Pursuant to the Merger, all USRE stockholders will exchange 100% of their USRE common stock (consisting of an aggregate of 33,200,000 shares) for an aggregate of 5,000,000 shares of CRE’s authorized, but previously unissued common stock.  USRE’s only assets are certain mining and/or mineral claims and/or leases located in and around the Lemhi Mining District of Idaho and the Montana / Beaverhead District, (collectively referred to herein as the “Claims”) and which Claims are more definitively described in Attachment No. 1, annexed hereto and by this reference made a part hereof.  It is the intention of the parties hereto that this transaction qualifies as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

SECTION  2                           Terms of Merger.   In accordance with the provisions of this Agreement and the requirements of applicable law, USRE will be merged with and into Seaglass as of the Effective Time of the Merger.  Seaglass will be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) as the wholly owned subsidiary of CRE and the separate existence of USRE will cease at the Effective Time of the Merger.  Seaglass, as the Surviving Corporation, will succeed to and assume all the rights and obligations of USRE in accordance with the applicable law, as described below. Consummation of the Merger will be upon the following terms and subject to the conditions set forth herein:

(a)      Corporate Existence.   Commencing at the Effective Time of the Merger, the separate corporate existence of USRE will cease and the Surviving Corporation will continue its corporate existence as a Nevada corporation; and

(i)      the Surviving Corporation will thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations;

(ii)      all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations will, except as otherwise set forth herein, be taken and deemed to be transferred to and will be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and

(iii)           all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time of the Merger, and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation.

(b)      Effective Time of the Merger.   At the Effective Time of the Merger,

(i)      the Certificate of Incorporation and Bylaws of Seaglass, as existing and in effect immediately prior to the Effective Time of the Merger, will be and remain the Certificate of Incorporation and Bylaws of the Surviving Corporation; and

(ii)      the members of the Board of Directors of USRE holding office immediately prior to the Effective Time of the Merger will resign as directors and executive officers, effective at the Effective Time of the Merger, and the incumbent directors of Seaglass will remain as the directors of the Surviving Corporation.

(c)      Conversion of Securities.   At the Effective Time of the Merger and without any action on the part of CRE, Seaglass, USRE or the holders of any of the securities of any of these corporations, each of the following will occur:

(i)      The 33,200,000 shares of USRE common stock, issued and outstanding immediately prior to the Effective Time of the Merger, will be converted into the right to receive an aggregate of 5,000,000 shares of CRE common stock.  Accordingly, each one (1) share of USRE common stock is to be converted into the right to receive 0.1506024 shares CRE common stock.  No fraction of any share of CRE common stock will be issued to the holders of USRE commons stock; rather, the number of shares of CRE common stock otherwise issuable hereunder, if other than a whole number, will be rounded to the next higher whole number.  Holders of certificates previously evidencing shares of USRE common stock outstanding immediately prior to the Effective Time of the Merger, will cease to have any rights with respect to such shares of USRE common stock, except as otherwise provided herein or by law. Those persons receiving shares of CRE common stock or their assigns and the number of shares to be received pursuant to the terms of the Merger and this Agreement are set forth in Attachment No. 2(c) annexed hereto and, by this reference, made a part hereof.

(ii)      Any shares of USRE capital stock held in the treasury of USRE immediately prior to the Effective Time of the Merger, will automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.  At the Effective Time of the Merger, the stock transfer books of USRE will be closed and thereafter, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of USRE common stock that were outstanding immediately prior to the Effective Time of the Merger.

(iii)           All shares of Seaglass common stock issued and outstanding immediately prior to the Effective Time of the Merger will remain in existence and will be owned solely by CRE.

(d)      Restricted Securities.

(i)
None of the shares of CRE common stock into which the shares of USRE common stock are to be converted will, at the Effective Time of the Merger, be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be deemed to have been issued pursuant to an exemption or exemptions therefrom (subject to the satisfaction of certain other terms and conditions hereof) and will be considered “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.  All shares of CRE common stock to be issued pursuant to this Agreement will be exempt from registration under the Securities Act pursuant to Section 4(2) of that Act and/or Regulation D, Rule 506 promulgated thereunder, and certificates representing the shares will bear a restrictive legend worded substantially as follows and as may otherwise be required:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the corporation.”

(ii)      At the Closing, CRE will direct its transfer agent to record, as soon as practicable after the Closing, the issuance of CRE common stock to the holders of USRE common stock pursuant to the provisions set forth above.  The transfer agent will annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There will be no requirement of CRE to register under the Securities Act any shares of CRE common stock in connection with the Merger.

(e)
Repayment of Notes.  USRE currently is obligated to certain debts in the form of notes payable in the aggregate amount of $1,450,000 (the “Notes”), payable to those persons and in the respective amounts set forth in Attachment No. 2(e), annexed hereto and, by this reference, made a part hereof.  Upon the Effective Date of the Merger, the Notes and obligations thereunder will become the debt and obligation of CRE.  CRE agrees that immediately following the Effective Time of the Merger, it will make an initial cash payment of $500,000.00 against the Notes to those persons and in the respective amounts specified in Attachment No. 2(e).

(f)
Revised Notes.  Following the Effective Time of the Merger and the initial payment set forth in Section 2(e) above, the Notes are to be revised to (i) reflect the initial payment, (ii) establish that the revised Notes shall be non-interest bearing, and (iii) depict a repayment schedule for the balance remaining on the Notes.  A copy of the form of revised Notes is annexed hereto as Attachment No. 2(f) and, by this reference, made a part hereof.  It is further agreed that following the completion of a new financing by CRE, whether debt or equity and pursuant to either a private placement or secondary public offering, CRE will pay to the holders of the Notes the remaining balance outstanding on the Notes, provided that such financing is at least equal to the remaining balance of the Notes.

(g)
USRE Office.  CRE agrees to assume and maintain the office lease of the principal offices of USRE located in Salt Lake City, Utah, and CRE further agrees to pay the ongoing expenses associated with maintaining the lease and cost of operating the office including salaries.

(h)      Other Matters.

(i)      Immediately prior to the Effective Time of the Merger, USRE will have no more than 33,200,000 shares of USRE common stock issued and outstanding and CRE will have approximately 14,900,000 shares of CRE common stock outstanding, which will include additional shares that may be issued prior to the Closing pursuant to CRE’s current private offering.  There are no other series of common stock or preferred stock of either USRE or CRE issued and outstanding.

(ii)     At or immediately following the Closing, CRE will take all necessary and requisite actions to amend its Articles of Incorporation and change its corporate name to U.S. Rare Earths, Inc. and will prepare such documents and make such filings necessary to effect the name change.

(iii)
Upon the execution of this Agreement, CRE will make the appropriate requisite notice filings with the Securities and Exchange Commission (“SEC”) to report the transactions contemplated hereby and will also make such other filings and notifications with the SEC and other federal or state regulatory agencies as may be necessitated by this Agreement.

(iv)           If, at any time after the Closing, any further action is necessary or desirable to carry out the intent and purposes of this Agreement, the officers and directors of CRE are hereby fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

SECTION  3                           Delivery of Shares.   On or as soon as practicable after the Effective Time of the Merger, USRE will use its reasonable efforts to cause the holders of USRE’s common stock (the “USRE Stockholders”) to surrender to CRE’s transfer agent for cancellation, all certificates or other evidences of ownership representing their shares of USRE common stock, against delivery of certificates representing the shares of CRE common stock for which USRE common stock is to be converted in the Merger pursuant to Section 2 hereof.  Each USRE Stockholder will be required, prior to or upon surrender of their USRE common stock to deliver to CRE an “investment letter” or other written instrument acceptable to the parties hereto, providing, among other things, whether or not the investor is an “accredited investor” as defined under Regulation D of the Securities Act. Until surrendered and exchanged as herein provided, each outstanding certificate, which, prior to the Effective Time of the Merger, represented USRE common stock, will be deemed for all corporate purposes to evidence ownership of the same number of shares of CRE common stock into which the shares of USRE common stock represented by such USRE certificate will be converted hereunder.

SECTION  4                           Representations of USRE.  USRE hereby makes, as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

(a)      USRE is duly and validly incorporated under the laws of the State of Delaware and is in good standing and duly qualified to do business in that state and in any other state where required to be so qualified.

(b)      USRE has the requisite power and authority to enter into this Agreement, together with such other agreements and documents requisite to this Agreement (the “Transaction Documents”), to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and other Transaction Documents to which USRE is a party and the consummation of the transactions contemplated hereby and thereby, have been, or will prior to the Closing and the Effective Time of the Merger be, duly authorized by USRE’s Board of Directors, as appropriate, and by its stockholders, if necessary.  The execution of this Agreement and other Transaction Documents does not materially violate or breach any material agreement or contract to which USRE is a party and, to the extent required, has or will have by Closing, obtained all necessary approvals or consents required by any agreement to which it is a party.  The execution and performance of this Agreement and other Transaction Documents will not violate or conflict with any provision of USRE’s Articles of Incorporation or Bylaws in effect as of the date hereof.

(c)      USRE has delivered to Seaglass and CRE, or will deliver prior to the Closing, a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2010, and 2009, and its unaudited financial statements for the six month ended June 30, 2011 (the “USRE Financial Statements”).  The USRE Financial Statements are complete, accurate and fairly present the financial condition of USRE as of the dates thereof and the results of its operations for the periods then ended.  The USRE Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of USRE as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.  Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the USRE Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since June 30, 2011; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of USRE as reflected in the USRE Financial Statements.  USRE has, or will have at the Closing, good title to all assets, properties, mining claims or contracts shown on the USRE Financial Statements, subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

(d)      USRE is the owner of the Claims and hereby warrants and represents that it has the authority to execute this Agreement, whereby CRE will become the owner of the Claims by way of its sole ownership of Seaglass.  USRE further warrants that each and every Claim set forth in Attachment No. 1, is unencumbered and there are no outstanding debts, obligations or liabilities related to each such Claim.

(e)      USRE is not a party to any material pending litigation or, to the knowledge of its executive officers, any governmental investigation or proceeding, and no litigation, claims, assessments or any governmental proceedings are threatened in writing against USRE.

(f)      Neither USRE nor any of its officers, employees or agents, nor any other person acting on behalf of USRE, has directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any person who is or may be in a position to help or hinder USRE’s business, or assist it in connection with any actual or proposed transaction, which (i) might be reasonably expected to subject it to any material damage or penalty in any action or to have a material adverse effect on USRE or its business, assets, properties, financial condition or results of operations (a “Material Adverse Effect”), (ii) if not given in the past, might have reasonably been expected to have had a Material Adverse Effect, or (iii) if not continued in the future, might be reasonably expected to have a Material Adverse Effect or to subject USRE to material suit or penalty in any action.

(g)      USRE has, or by the Effective Time of the Merger will have filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of its business or any predecessor, and has paid, or will have paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time of the Merger.

(h)
As of the date of this Agreement, USRE’s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, of which 33,200,000 shares are presently issued and outstanding.  All outstanding shares of USRE common stock are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of USRE.

(i)      USRE has not materially breached any material agreement to which it is a party or obligated by.  USRE has previously given CRE copies of or access to all material contracts, commitments and/or agreements to which it is a party.

(j)      Information regarding USRE and the Claims, which has been delivered by it to CRE for use in connection with the Merger, was, at the time provided, true and accurate in all material respects.

(k)      USRE has and, at the Closing will have disclosed in writing to CRE and Seaglass all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of USRE.

(l)      USRE is and has been in material compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance in the aggregate has not had, and would not be reasonably expected to have, a Material Adverse Effect.  USRE has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or claims threatened in writing in connection therewith.

(m)           Except as otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of USRE has been, within the past five years, (i) a party to any bankruptcy petition against such person or against any business of which such person was affiliated; (ii) convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; (iii) subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or (iv) found by a court of competent jurisdiction in a civil action by the SEC or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law and which judgment has not been reversed, suspended or vacated.
(n)      Except as disclosed to CRE in writing and annexed hereto as Attachment No. 4(n), USRE has no “material” contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise.  For purposes of this Section 4(n), “material” means payment or performance of a contract, commitment, arrangement or understanding in the ordinary course of business, which is expected to involve payments to any third party in excess of $100,000.

(o)
By way of the transactions anticipated by this Agreement, Seaglass and CRE will assume certain current debts, liabilities and obligations of USRE that will not exceed $54,137.25.  A list of these obligations is hereby set forth in Attachment No. 4(o), annexed hereto and by this reference made a part hereof.

(p)      USRE does not have or maintain any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents.

(q)      There are no actions, proceedings or investigations pending or threatened against USRE and, after making appropriate investigation, to the best of its knowledge none is threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by USRE or any predecessor in interest with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws.  To USRE’s knowledge after due investigation;

(i)      there is no reasonable basis for the institution of any action, proceeding or investigation  against USRE under any Environmental Law;

(ii)      USRE is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment;

(iii)           USRE is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body;

(iv)           USRE is in material compliance with all applicable Environmental Laws; and

(v)      no real property, now or in the past, used, owned, managed or controlled by USRE contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (x) violates any Environmental Law, or (y) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry.

For purposes of this Agreement, "Environmental Laws" will mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

(r)      No representation or warranty by USRE contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein not misleading.  Except as specifically indicated elsewhere in this Agreement, all documents delivered by USRE in connection herewith, have been and will be complete originals, or exact copies thereof.

SECTION  5                           Representations of CRE and Seaglass.  CRE and Seaglass hereby make jointly and severally, as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

(a)      As of the date hereof and the Effective Time of the Merger, the shares of CRE common stock to be issued and delivered to the USRE Stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid and nonassessable shares of CRE common stock, free of all liens and encumbrances.

(b)      Each of CRE and Seaglass has the requisite corporate power to enter into this Agreement and to perform its respective obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (i) have been or will, prior to the Closing and the Effective Time of the Merger, be duly authorized by the respective Boards of Directors of CRE, Seaglass and by CRE as the sole stockholder of Seaglass; and (ii) except as otherwise set forth herein, do not have to be approved or authorized by the stockholders of CRE.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which CRE or Seaglass is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to CRE, Seaglass or their properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws of either CRE or Seaglass.

(c)      CRE has delivered to USRE, or will deliver prior to the Closing, a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2010, and 2009, and its unaudited financial statements for the six month ended June 30, 2011 (the “CRE Financial Statements”).  The CRE Financial Statements are complete, accurate and fairly present the financial condition of CRE as of the dates thereof and the results of its operations for the periods then ended.  The CRE Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CRE as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.  Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the CRE Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since June 30, 2011; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of CRE as reflected in the CRE Financial Statements.  CRE has, or will have at the Closing, good title to all assets, properties or contracts shown on the CRE Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

(d)      Seaglass will make available to USRE its financial statements for the year ended December 31, 2010 (the “Seaglass Financial Statements”).  Because Seaglass is a wholly owned subsidiary of CRE, it has not prepared interim financial statements.  The Seaglass Financial Statements are complete, accurate and fairly present the financial condition of Seaglass as of the dates thereof and the results of its operations for the periods then ended.  The Seaglass Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Seaglass as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.  Other than as set forth in any schedule or exhibit attached hereto and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Seaglass Financial Statements or the interim CRE Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since June 30, 2011.  Seaglass has no subsidiaries or affiliates.

(e)      Except as disclosed in writing to USRE, since June 30, 2011, there have been no material adverse changes in the business, financial condition or results of operation of CRE or Seaglass, except changes arising in the ordinary course of business, which changes would materially and adversely affect the financial position of CRE and/or Seaglass.

(f)      Neither CRE nor Seaglass is a party to or the subject of, any material pending litigation, claims, or governmental investigation or proceeding not reflected in the CRE Financial Statements and there are no material lawsuits, claims, assessments, investigations, or similar matters, threatened in writing against Seaglass, CRE, or the management or properties of CRE or Seaglass.

(g)      CRE and Seaglass are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation.  Each of CRE and Seaglass has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required, except where the failure to so qualify would have no material negative impact.  Neither corporation is required to be qualified to do business in any state other than the respective state of its incorporation.

(h)      CRE and Seaglass have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the CRE Financial Statements and Seaglass Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received.  Neither CRE nor Seaglass is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

(i)      As of the date of this Agreement, CRE’s authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value, of which 14,279,942 shares are presently issued and outstanding, and 10,000,000 shares of preferred stock, none of which are issued and outstanding.  Seaglass’ capitalization consists solely of 10,000,000 authorized shares of common stock (“Seaglass Common Stock”), of which 5,900,000 shares are outstanding, all of which are owned by CRE, free and clear of all liens, claims and encumbrances.  All outstanding shares of common stock of CRE and Seaglass are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either CRE or Seaglass.

(j)      The financial records, minute books, and other documents and records of CRE and Seaglass will be made available to USRE prior to the Closing.  The records and documents of CRE and Seaglass that have been or will be delivered to USRE, constitute all of the material records and documents of CRE and Seaglass that they are aware of, or that are in their possession or in the possession of CRE or Seaglass.

(k)      Neither CRE nor Seaglass has materially breached any material agreement to which it is or has been a party.  Prior to the execution of this Agreement, CRE has given to USRE copies of or access to all “material” contracts, commitments and/or agreements to which CRE is a party. There are no currently existing agreements with any affiliates, related or controlling persons or entities.  CRE has no leasehold interest or other ownership interest, and no obligations under any real estate or any mining claims.  For purposes of this Section 5(k), “material” means payment or performance of a contract, commitment, arrangement or understanding in the ordinary course of business, which is expected to involve payments to any third party in excess of $100,000.

(l)      All shares of CRE’s outstanding common stock have been issued pursuant to an appropriate exemption from registration under the Securities Act and all applicable state securities laws.  There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

(m)           CRE and Seaglass have and, at the Closing will have disclosed in writing to USRE all events, conditions and facts materially affecting the business, financial conditions, including any liabilities, contingent or otherwise, or results of operations of either CRE or Seaglass, since June 30, 2011.

(n)      All information regarding CRE that has been provided to USRE by CRE, or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of CRE, to the public or filed with the SEC, FINRA, or any state securities regulators or authorities, is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

(o)      CRE is and has been in material compliance with, and has conducted any business owned or operated by it in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations, including, but not limited to, the Sarbanes-Oxley Act of 2002 and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect.  CRE has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith.

(p)      Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the CRE Financial Statements, there is no basis for any assertion against CRE of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due including, without limitation, any liability for taxes, including e-commerce sales or other taxes, interest, penalties and other charges payable with respect thereto.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will;

(i)      result in any payment, whether severance pay, unemployment compensation or otherwise, becoming due from CRE to any person or entity, including without limitation, any employee, director, officer;

(ii)      increase any benefits otherwise payable to any person or entity, including without limitation, any employee, director, officer or affiliate; or

(iii)           result in the acceleration of the time of payment or vesting of any such benefits.

(q)      No aspect of CRE’s or Seaglass’ business, operations or assets is of such a character as would restrict or otherwise hinder or impair CRE or Seaglass from carrying on its business as presently being conducted and as anticipated following consummation of the Merger.

(r)      There is no reasonable basis for the institution of any action, proceeding or investigation  against CRE or Seaglass under any Environmental Law.

(s)      No representation or warranty by CRE or Seaglass contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein not misleading.  Except as specifically indicated elsewhere in this Agreement, all documents delivered by CRE in connection herewith, have been and will be complete originals, or exact copies thereof.

SECTION 6                      Closing.  The Closing of the transactions contemplated herein will take place on such date (the “Closing”) as mutually determined by the parties hereto, but no later than five (5) days after all conditions precedent have been satisfied or waived and all required documents have been delivered.  The parties will use their reasonable commercial efforts to cause the Closing to within thirty (30) days from the date hereof.  The “Effective Time of the Merger” will be that date and time specified in the Certificate of Merger as the date on which the Merger will become effective.

SECTION  7                           Actions Prior to Closing.

(a)      Prior to the Closing, USRE on one hand, and CRE and Seaglass on the other hand, will be entitled to make such investigations of the assets, properties, business and operations of the other party and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby.  Any such investigation and examination will be conducted at reasonable times and under reasonable circumstances and the parties hereto will cooperate fully therein.  The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of the fact that any party hereto discovered, or should have discovered, that any representation or warranty is or might be inaccurate in any respect.  Until the Closing, the parties hereto and their respective affiliates will keep confidential and will not use in any manner inconsistent with the transactions contemplated by this Agreement, any information or documents obtained from the other concerning its assets, properties, business or operations.  If the Closing will not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), the parties hereto and their respective affiliates will not disclose, nor use for their own benefit, any such information or documents obtained from the other party or parties, in either case, unless and to the extent such information or documents are;

(i)      readily ascertainable from public or published information, or trade sources;

(ii)     received from a third party not under an obligation to such information confidential; or

(iii)    required to be disclosed by any applicable law, rule, regulation or court order.

If the Closing does not occur for any reason, each of the parties and their respective affiliates will promptly return or destroy all such confidential information and compilations thereof, as is practicable, and will certify such destruction or return to the other party.

(b)      Prior to the Closing, any written news releases or public disclosure by any party hereto pertaining to this Agreement or the transactions contemplated hereby, will be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that;

(i)      such approval will not be unreasonably withheld; and

(ii)      such review and approval will not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

(c)
Contemporaneous with or prior to the Closing, CRE’s Board of Directors will take all necessary and requisite actions to nominate and appoint to CRE’s Board, up to two new directors designated by USRE, to be effective immediately upon the Closing, and also to cause to be appointed to the Seaglass Board of Directors Greg Schifrin, Greg Kroning, and up to two additional directors designated by USRE, to be effective immediately upon the Closing.

(d)      At or prior to the Closing, CRE’s Board of Directors will (i) approve the change of CRE’s corporate name to U.S. Rare Earths, Inc., (ii) obtain the written consent of stockholders owning at least a majority of its outstanding shares of common stock approving the name change, (iii) cause to be prepared and filed with the State of Nevada the appropriate amendment to CRE’s Articles of Incorporation to reflect the name change, and (iv) cause to be prepared and filed with the SEC and FINRA the appropriate reports and other documents to effect the name change.

(e)      Except as contemplated by this Agreement, there will be no stock dividend, stock split, recapitalization, or exchange of shares with respect to, or rights issued in respect of CRE common stock after the date hereof and there will be no dividends or other distributions paid on CRE’s common stock after the date hereof, in each case through and including the Effective Time of the Merger.

(f)      CRE, acting through its Board of Directors, will authorize and take all requisite and necessary actions to prepare and file the requisite reports and/or filings with the SEC and make whatever other reports and/or filings that may be required pursuant to applicable law.

(g)      USRE will provide to CRE any documents and information necessary, including financial statements, for inclusion in the requite reports and/or filings to be filed by CRE with the SEC or other agency concerning the Merger and the transactions contemplated hereby.  USRE, CRE and Seaglass, respectively, agree to promptly correct any information provided by any of them for use in the reports and/or filings if, and to the extent that, such information will have become false or misleading in any material respect and CRE further agrees to take all necessary steps to cause the reports and/or filings, as so corrected if necessary, to be prepared and delivered to the appropriate party to the extent required by applicable state and federal securities laws.

(h)      Except as required by law, neither USRE nor CRE and Seaglass will voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger not being satisfied.  Without limiting the the generality of  the foregoing neither USRE nor CRE and Seaglass will not take any action that would result in;

(i)      any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue; or

(ii)      any of such representations and warranties that are not so qualified becoming untrue in any material respect.

(i)      CRE common stock will continue to be approved for quotation in the over-the-counter market on the OTC Bulletin Board and CRE will have continued to satisfy throughout the period from the date hereof through the Closing Date any disclosure or filing requirements to maintain its eligibility to have its shares quoted.

SECTION  8                           Conditions Precedent to the Obligations of USRE.   All obligations of USRE under this Agreement to effect the Merger and other transactions contemplated hereby, are subject to the fulfillment, prior to or as of the Closing and/or the Effective Time of the Merger, as indicated below, of each of the following conditions:

(a)      The representations and warranties by or on behalf of CRE and Seaglass contained in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and Effective Time of the Merger as though such representations and warranties were made at and as of such time.

(b)      CRE and Seaglass will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.  No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction will be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger.

(c)      On or before the Closing, the Boards of Directors of CRE and Seaglass, and CRE as sole stockholder of Seaglass, will have approved in accordance with applicable provisions of state corporation law, the execution and delivery of this Agreement and consummation of the transactions contemplated herein and will have submitted same to the stockholders of each entity, as applicable.

(d)      On or before the Closing, CRE and Seaglass will have delivered to USRE certified copies of resolutions of the CRE and Seaglass Boards of Directors and CRE as the sole stockholder of Seaglass, approving and authorizing;

(i)      the execution, delivery and performance of this Agreement and all necessary and proper actions to enable CRE and Seaglass to comply with the terms of this Agreement; and

(ii)      all other matters set forth or contemplated herein.

(e)      The Merger will be permitted by applicable state law and CRE will have sufficient shares of its common stock authorized to complete the Merger at the Effective Time of the Merger and the transactions contemplated hereby.

(f)      At the Closing, all of the directors and officers of USRE will have resigned in writing from their positions as directors and executive officers, effective at the Closing.

(g)      At the Closing, all instruments and documents delivered by CRE or Seaglass, to USRE Stockholders pursuant to the provisions hereof, will be reasonably satisfactory to legal counsel for USRE.

(h)      The capitalization of CRE and Seaglass will be the same as described in Section 5(i) above.

(i)      The shares of CRE common stock to be issued to USRE Stockholders at the Closing will be validly issued, nonassessable and fully paid under the provisions of applicable state law and will be issued in a private, nonpublic offering in compliance with all federal, state and applicable securities laws.

(j)      USRE will have completed its financial and legal due diligence investigation of CRE with results thereof satisfactory to them.

Section  9                      Conditions Precedent to the Obligations of CRE and Seaglass.   All obligations of CRE and Seaglass under this Agreement to effect the Merger and other transactions contemplated hereby, are subject to the fulfillment, prior to or at the Closing and/or the Effective Time of the Merger as indicated below, of each of the following conditions:

(a)      The representations and warranties by USRE contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and the Effective Time of the Merger as though such representations and warranties were made at and as of such times.

(b)      USRE will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it.

(c)      On or before the Closing, the Board of Directors and stockholders of USRE will have approved in accordance with applicable provisions of state corporation law, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(d)      On or before the Closing Date, USRE will have delivered to CRE certified copies of resolutions of its stockholders and Board of Directors, as applicable, approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and authorizing all of the necessary and proper action to enable USRE to comply with the terms of this Agreement.

(e)      The Merger will be permitted by applicable state law.

(f)      Prior to the Closing, CRE must receive from each USRE Stockholder an “investment letter” or other equivalent document providing representations that the shares of CRE common stock to be issued in the Merger are, among other things;

(i)      being acquired for investment purposes and not with a view to public resale;

(ii)      being acquired for the investor’s own account; and

(iii)           are restricted and may not be resold except pursuant to a registration statement or in reliance upon an exemption to registration under the Securities Act.

(g)      At the Closing, all instruments and documents delivered by USRE pursuant to the provisions hereof will be reasonably satisfactory to legal counsel for CRE.

(h)      At the Closing, there will be issued and outstanding 33,200,000 shares of USRE common stock, which shares will be exchanged for shares of CRE common stock as per Section 2 hereof.

(i)      USRE will have received all necessary and requisite approvals and consents from its Board of Directors and stockholders and this Agreement and the Merger will have been adopted and approved by the requisite vote of USRE Stockholders.

(j)      CRE will have an exemption from registration under the Securities Act and the securities laws of the States of Nevada and the various states of residence of USRE Stockholders for issuance of the shares of CRE common stock to be issued to USRE Stockholders pursuant to the Merger.

SECTION  10                           Survival.  The representations and warranties contained in this Agreement and any other document or certificate relating hereto will survive and continue in full force and effect for a period of six months after the Effective Time of the Merger.

SECTION 11  Indemnification.

(a)      From and after the Closing of this Agreement, CRE and Seaglass agree to indemnify, defend and hold harmless USRE and each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing an officer or director of USRE, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director or executive officer of USRE, including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that USRE could have been permitted under applicable state laws and its certificate of incorporation, bylaws and other agreements in effect on the date hereof to indemnify such individual.

(b)      From and after the Closing of this Agreement, USRE agrees to indemnify, defend and hold harmless the CRE and Seaglass and each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing a director or executive officer of CRE or Seaglass, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is a party to this Agreement or is or was a director or officer of CRE or Seaglass including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that CRE and Seaglass could have been permitted under applicable state laws and its certificate of incorporation, bylaws and other agreements in effect on the date hereof, to indemnify such individual.

(c)      Any indemnified party wishing to claim indemnification under subsection (a) or (b) of this Section 11, upon learning of any such claim, action , suit, proceeding or investigation, will promptly notify CRE, and Seaglass if under subsection (a), or USRE if under subsection (b).  However, failure to so notify the appropriate party will not relieve the indemnifying party from any liability which it may have under this Section 11, except to the extent such failure materially prejudices such party.  In the event of any such claim, action, suit, proceeding or investigation, (i) the indemnifying party will have the right to assume the defense thereof and will not be liable to any such indemnified party in connection with the defense thereof; (ii) the indemnified party will cooperate in all respects as requested by the indemnifying party in the defense of any such matter; and (iii) the indemnifying party will not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld; provided, however, that the indemnifying party will not have any obligation hereunder to any indemnified party if and when a court will ultimately determine, and such determination will have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by law.

SECTION  12                           Nature of Representations.   All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other Transaction Documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

SECTION  13                           Documents at Closing.   At the Closing, the following documents will be delivered:

(a)      USRE will deliver, or will cause to be delivered, to CRE the following;

(i)      a certificate executed by the Presidents of USRE to the effect that all representations and warranties made by USRE under this Agreement are true and correct as of the Closing and as of the Effective Time of the Merger, the same as though originally given to CRE or Seaglass on said date and that USRE has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by USRE on or prior to the Effective Time of the Merger;

(ii)      a certificate from the state of USRE’s incorporation dated within five business days of the Closing to the effect that it is in good standing under the laws of said state;

(iii)           such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(iv)
any and all requisite and necessary documents to effect the transfer of the Claims to CRE by way of its ownership of Seaglass, to be filed and recorded with the appropriate federal and state agencies to memorialize the transfer;

(v)      an executed copy of the Certificate of Merger related to the Merger contemplated by this Agreement for filing in Nevada and Delaware;

(vi)           certified copies of resolutions adopted by USRE’s Board of Directors approving the Merger Agreement and other Transaction Documents related to the Merger;

(vii) All requisite and necessary documents evidencing the ownership of the Claims; and

(viii) all other items, the delivery of which is a condition precedent to the obligations of CRE and Seaglass, as set forth in Section 9 above.

(b)      CRE and Seaglass will deliver or cause to be delivered to USRE;

(i)      stock certificates representing those securities of CRE to be issued to USRE Stockholders as a part of the Merger as described in Section 2(c) hereof;

(ii)      a certificate of the Presidents of CRE and Seaglass, respectively, to the effect that all representations and warranties of CRE and Seaglass made under this Agreement are true and correct as of the Closing, the same as though originally given on said date; and that each of CRE and Seaglass has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

(iii)           certified copies of resolutions adopted by CRE’s and Seaglass’ Boards of Directors and Seaglass’ sole stockholder approving the Merger Agreement and authorizing the Merger and all related matters;

(iv)           certificates from the jurisdictions of incorporation of CRE and Seaglass dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

(v)      an executed copy of the Certificate of Merger for filing in Nevada and Delaware;

(vi)           such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement; and

(vii) all other items, the delivery of which is a condition precedent to the obligations of USRE as set forth in Section 8 hereof.

SECTION  14                           Finder’s Fees.   CRE and Seaglass, jointly and severally, represent and warrant to USRE, and USRE represents and warrants to CRE and Seaglass, that except as otherwise set forth herein or by separate agreement, none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any “broker” or “finder” or similar person in connection with this Agreement or any of the transactions contemplated hereby.

SECTION  15                           Additional Covenants.   Between the date hereof and the Closing, except with prior written consent of the other party:

(a)      CRE, Seaglass and USRE will conduct their business only in the usual and ordinary course and the character of such business will not be changed nor will any different business be undertaken;

(b)      No change will be made in the Certificate of Incorporation or Bylaws of CRE, Seaglass or USRE except as described herein;

(c)      No change will be made in the authorized or issued shares of CRE except as set forth herein;

(d)      None of the corporate entities hereto will discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business or as otherwise set forth herein; and

(e)      CRE will not make any payment or distribution to its stockholders or purchase or redeem any shares or common stock except as set forth herein.

SECTION  16                           Termination.   This Agreement may be terminated prior to the Effective Date as set forth below:

(a)      By mutual written consent of all the parties hereto;

(b)      By CRE, Seaglass or USRE if the Effective Time of the Merger will not have occurred on or before August 31, 2011. (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 16(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Time of the Merger to occur on or before the Termination Date;

(c)      By CRE, Seaglass or  USRE if any governmental entity;

(i)      will have issued an order, decree or ruling or taken any other action (which the parties will use their reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action will have become final and nonappealable; or

(ii)      will have failed to issue an order, decree or ruling or to take any other action and such denial of a request to issue such order, decree, ruling or take such other action will have become final and nonappealable (which order, decree, ruling or other action the parties will have used their reasonable best efforts to obtain); if such action under (i) and/or (ii) is necessary to fulfill the conditions set forth in Sections 8 and 9, as applicable;

(d)      By CRE or Seaglass if the approvals of the USRE stockholders contemplated by this Agreement will not have been obtained by reason of the failure to obtain the required vote of stockholders or consent to the respective matters as to which such approval was sought; or

(e)      By CRE or USRE if one of the other parties will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in either Section 8 or Section 9 are not capable of being satisfied on or before the Termination Date.

SECTION  17                           Effect of Termination.   In the event of termination of this Agreement by any of the parties hereto as provided in Section 16 (other than Section 16(e)), this Agreement will forthwith become void and there will be no liability or obligation on the part of any of the parties or their respective officers or directors.

SECTION  18                           Miscellaneous.

(a)      Further Assurances.   At any time and from time-to-time after the Effective Time of the Merger, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)      Waiver.   Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(c)      Amendment.   This Agreement may be amended only in writing as agreed to by all parties hereto.

(d)      Notices.   All notices and other communications to any party hereto will be in writing and deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, by Federal Express, facsimile or e-mail to the address of the noticed party as follows:

Colorado Rare Earths, Inc. and
Seaglass Holding Corp.
12 North Washington Street
Montoursville, Pennsylvania 17754
Telephone:   (570) 368-7633
Facsimile:      (570)
E-mail:            MdpLR@aol.com

U.S. Rare Earths, Inc. and
2681 East Parleys Way,	Suite 204
Salt Lake City, Utah 84109
Telephone:  (801) 322-3401
Facsimile:     (801) 595-0967
E-mail:           williamsinvco@xmission.com

Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 18(d).  All such notices shall be effective when sent, addressed as aforesaid.

(e)      Headings.  The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(f)
Counterparts.   This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  The delivery by facsimile, e-mail or other electronic medium of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

(g)      Binding Effect.   This Agreement will be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(h)      Entire Agreement.   This Agreement and the Attachments and exhibits annexed hereto, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(i)      Severability.   If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement will remain in full force and effect.

(j)      Responsibility and Costs.   Whether the Merger is consummated or not and except as otherwise set forth below, all fees, expenses and out-of-pocket costs including, but not limited to, fees and disbursements of counsel, financial advisors and accountants and expenses associated with fulfillment of the obligations set forth herein, that are incurred by the parties hereto will be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party will be responsible for all costs of all parties hereto.

(k)
Legal Representation.  The parties hereto acknowledge and agree that each respective party is represented by the same legal counsel and that each party hereby waives any existing or potential conflict of interest that may exist or occur by such common legal representation.

(l)      Governing Law.   This Agreement will be governed and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Colorado Rare Earths, Inc.

By:	/S/ Michael D. Parnell
Michael D. Parnell

Its:	CEO

Seaglass Holding Corp.

By:	/S/ Michael D. Parnell

Its:	CEO

U.S. Rare Earths, Inc.

By:	/S/ Edward F. Cowle
Edward F. Cowle

Its:	CEO

By:	/S/ H. Deworth Williams
H. Deworth William

Its:	Chairman